UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2023

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296			20-5665602
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

6300 S. Syracuse Way	Suite 300	Centennial	Colorado	80111
(Address of Principal Executive Offices)				(Zip Code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed, on April 21, 2023, National CineMedia, Inc. (the “Company”) requested an appeal with the Nasdaq Hearings Panel (the “Panel”) to appeal a determination by the Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) to delist the Company’s securities from Nasdaq. On June 14, 2023, the Company received written notice from Nasdaq that the Panel had approved the Company’s request for continued listing, on an interim basis through July 26, 2023, subject to the Company updating the Panel on the status of the approval of the Plan (defined below).
As previously disclosed, on April 12, 2023, National CineMedia, LLC (“NCM LLC”), the operating company for the Company, filed a voluntary petition seeking relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), and the Company, NCM LLC, and certain holders of secured debt entered into a Restructuring Support Agreement that contemplated certain restructuring transactions of NCM LLC pursuant to a prearranged plan of reorganization (the “Plan”) to be implemented through the chapter 11 case.
The Restructuring Support Agreement requires that NCM LLC receive Bankruptcy Court approval of the Plan on or prior to July 25, 2023. On May 11, 2023, the Bankruptcy Court (a) conditionally approved the adequacy of NCM LLC’s disclosure statement and (b) approved the solicitation procedures, procedures for objecting to the Plan, and other related matters. NCM LLC currently has a hearing scheduled with the Bankruptcy Court on June 26, 2023 to approve the Plan, and the disclosure statement on a final basis. As of May 12, 2023, approximately 79 percent of the secured lenders have agreed to support the Plan pursuant to the Restructuring Support Agreement, and NCM LLC is actively soliciting approval of the Plan from NCM LLC’s creditors.
There can be no assurance that Nasdaq will not revoke the extension in the interim period, will grant our request for continued listing after the extension or whether there will ultimately be value in our common stock. Delisting our common stock may adversely impact its liquidity, impair our stockholders’ ability to buy and sell our common stock, impair our ability to raise capital, and the market price of our common stock could decrease. Delisting our common stock could also adversely impact the perception of our financial condition and have additional negative ramifications, including loss of confidence by our employees, the loss of institutional investor interest and fewer business opportunities.
The Company anticipates that, in the event of the extension being revoked or the delisting of our common stock on Nasdaq, our common stock will begin trading on the OTC Pink marketplace under the symbol “NCMI”. The Company can provide no assurance that the common stock will commence or continue to trade on this market, whether broker-dealers will continue to provide public quotes of the common stock on this market, whether the trading volume of the common stock will be sufficient to provide for efficient trading market or whether quotes for the common stock will continue on this market in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: June 15, 2023	By:	/s/ Ronnie Y. Ng
Ronnie Y. Ng
Chief Financial Officer